UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ROCKWELL MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Rockwell Medical, Inc.

A copy of a letter to shareholders is being filed herewith under Rule 14a-6 of the Securities Exchange Act of 1934, as amended.

Important Additional Information and Where to Find It

Rockwell Medical, Inc. (the “Company”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2017 Annual Meeting of Shareholders.  Information regarding the names and affiliations of individuals who are participants in the solicitation of proxies of the Company’s shareholders and their respective direct or indirect interests in the Company, by security holdings or otherwise, can be found in the Company’s definitive proxy statement for its 2017 Annual Meeting of Shareholders, including the schedules and appendices thereto, which was filed with the Securities and Exchange Commission (“SEC”) on April 21, 2017.  Investors and shareholders are strongly encouraged to read carefully the definitive proxy statement and the accompanying WHITE proxy card and any other documents filed by Rockwell Medical, Inc. with the SEC when they become available, as they will contain important information.  Shareholders can obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying WHITE proxy card, and other documents filed by Rockwell Medical, Inc. with the SEC for no charge at the SEC’s website at www.sec.gov.  Copies will also be available at no charge by writing to Rockwell Medical, Inc., Attn: Secretary, 30142 S. Wixom Road, Wixom, Michigan, 48393.  In addition, copies of the Company’s proxy materials may be requested by contacting our proxy solicitor, D.F. King & Co., Inc. 48 Wall Street New York, NY 10005 or by calling toll-free 1-800-844-4725.

VOTE TODAY ON THE WHITE PROXY CARD

Rockwell Medical’s Board of Directors

Unanimously Recommends Shareholders

VOTE

“FOR” DAVID DOMZALSKI

VOTE
 “FOR” THE COMPENSATION OF

THE NAMED EXECUTIVE OFFICERS

VOTE
“THREE YEARS”

with respect to the frequency of shareholder advisory votes

on the Company’s executive compensation

VOTE
“FOR” APPROVAL OF

THE 2017 LONG TERM INCENTIVE PLAN

VOTE
 “FOR” PLANTE & MORAN

as the Company’s independent

registered public accounting firm

VOTE ONLINE  |  VOTE BY PHONE  |  VOTE BY MAIL

Shareholders who initially voted the Blue proxy card can still change their vote using the WHITE proxy card.

If you have already returned the Blue card, it is important that you vote the WHITE proxy card today.

If you need assistance with voting your shares, please call

212-269-5550 or 800-844-4725, or email: rockwell@dfking.com

Rockwell Medical Issued a Shareholder Presentation Highlighting Several Important Reasons Why Shareholders Should Vote to Elect David Domzalski to The Board

The presentation and other important materials related to the Annual Meeting, including the Company’s proxy statement, can be found on the Company’s website at http://ir.rockwellmed.com/events.cfm.

Highlights of the presentation include:

ROCKWELL’S BOARD AND MANAGEMENT TEAM HAVE DELIVERED SUPERIOR VALUE

o                When compared to a group of appropriately comparable peers (specialty pharmaceutical companies), Rockwell’s stock performance is strong.

o                The appropriate comparison is the LifeSci Specialty Pharmaceutical Indexi, a basket of publicly traded specialty pharmaceutical stocks traded with principal listings in the U.S.

o                Rockwell has substantially outperformed the LifeSci Specialty Pharma Index by +3.7% over a 1-year period, +20.7% over the past three years, and +58.7% over the past ten years.

ROCKWELL IS EXECUTING THE OPTIMAL STRATEGY FOR SHAREHOLDERS

o                      The Company is making substantial progress commercializing Triferic and Calcitriol.

o                      Upon receiving the reimbursement code for Triferic from the Centers for Medicare and Medicaid Services (“CMS”) in 2015, Rockwell immediately began pursuing the transitional add-on reimbursement.

o                      Rockwell is seeking transitional add-on reimbursement for Triferic because it is the appropriate path to maximize shareholder value.

▪                 To Rockwell Medical shareholders, we believe the potential difference in value between bundled reimbursement and add-on reimbursement is very significant.

▪                 There is substantial support for add-on reimbursement for Triferic from Congress.

▪                 There is precedent with CMS granting add-on reimbursement to drugs like Triferic.

o                      Calcitriol, which has a market opportunity of about $250 million, is expected to be ready for shipment in the second half of 2017.

o                      Rockwell is working to commercialize Triferic and Calcitriol globally through license agreements and distribution agreements in China, Middle East countries, Canada, and India.

o                      Richmond’s claims about Rockwell’s arbitration with Baxter relating to the distribution of Rockwell’s concentrate products are incomplete and inaccurate.

▪                 Regardless of the outcome associated with the current arbitration process, Rockwell will maintain its concentrate distribution business and shareholder value remains protected.

ROCKWELL’S BOARD OF DIRECTORS IS WELL-BALANCED, EXPERIENCED & ENGAGED

o                      Rockwell’s Board of Directors has been actively engaged in overseeing the execution of Rockwell’s strategy since the Company’s IPO in 1995.

o                      Over the past 20+ years, Rockwell has evolved from a business primarily selling concentrate into a fully-integrated specialty pharmaceutical business on the cusp of commercializing Triferic - the only FDA-approved therapy indicated to replace iron and maintain hemoglobin in hemodialysis patients. Consistent with these developments, Rockwell’s Board has evolved.

o                      Rockwell’s Board has been deliberately built with the right skills and expertise necessary to execute the Company’s unique strategy and maximize the probability of Triferic’s success.

▪                 In June 2016, Rockwell Medical appointed Dr. Robin Smith to the Board.  Dr. Smith has extensive strategic, operational and management experience in the biopharmaceutical industry.

▪                 In March 2017, Rockwell Medical nominated David Domzalski to the Board.  Mr. Domzalski is an accomplished pharmaceutical executive with important experience relevant to Rockwell’s business, including: commercial operations, clinical development, manufacturing, product development, corporate finance and business development.

o                With the addition of David Domzalski at the 2017 Annual Meeting, Rockwell Medical’s Board will be stronger than ever, composed of highly motivated thought leaders with significant strategic and operational experience from around the globe.

o                Over the past year, Rockwell Medical’s Board has considered and adopted several enhancements to its corporate governance and compensation practices in an effort to ensure the Company is appropriately structured, with best-in-class standards.

RICHMOND BROTHERS HAS CONSISTENTLY MISLED ROCKWELL SHAREHOLDERS

o                Richmond and Ravich have a long history of working together and failing to inform Rockwell shareholders.

▪                 For more than a year, Richmond and Ravich have tried to strong-arm management into a variety of sub-optimal strategies, including selling the Company and abandoning efforts to seek transitional add-on reimbursement.

o                Richmond and Ravich did not properly disclose that they had spoken to a private equity firm about making a large investment in Rockwell and, in combination with their stock, possibly seeking to gain control of the Company.

o                David Richmond threatened Rockwell management, stating that he would take the Company over in the next two years by running a proxy contest this year and again next year, and would then take the Company private or sell it.

o                Richmond consistently represented to Rockwell that its investment “group” controlled 20% of Rockwell’s stock. Richmond now denies it.

o                If Richmond didn’t get what it wanted, Richmond threatened to “go nuclear” with a costly and distracting “war.”

RICHMOND’S NOMINEE MARK RAVICH WILL NOT ADD ANY RELEVANT VALUE TO ROCKWELL’S BOARD

o                Mark Ravich has a poor history of performance at Orchids Paper Company since joining its board in 2013.

▪           On March 13, 2014, Faruqi & Faruqi, LLP issued a press release announcing the investigation of Orchids Paper Company for potential breaches of fiduciary duties by its Board of Directors.

▪           From July 2016 through May 2, 2017, Orchids’ stock has lost more than 50% of its value.

▪           Orchid’s Board of Directors regularly approved unsustainable dividends that in some instances exceeded earnings.

▪           On May 1, 2017, Orchids announced it was forced to suspend its quarterly dividend payment indefinitely, contributing to a 33.4% collapse in Orchids’ stock price, falling from $25.51 per share at the close of market trading on April 27, 2017, down to $17.00 per share at the market’s close on May 8, 2017.

o                When given the opportunity, Mr. Ravich failed to set an example as a steward of good corporate governance.

▪           As Chairman of Orchids’ Governance and Nominating Committee, Mr. Ravich has neglected to implement a number of widely-recognized corporate governance best-practices.

o                Rockwell does not need the type of experience Mark Ravich has, which includes:

X         Real estate development experience;

X         Discount retailing experience;

X         Restaurant experience;

X         Tissue paper company board experience;

X         Bankruptcy experience;

X         Poor governance experience;

X         Threatened class action litigation experience.

DAVID DOMZALSKI BRINGS THE RIGHT SKILLS TO ROCKWELL MEDICAL’S BOARD FOR GENERATING SUPERIOR VALUE

These important abilities include:

✓              Negotiating with CMS for favorable reimbursement;

✓              Obtaining private insurer reimbursement;

✓              Launching a novel drug therapy;

✓              Marketing and selling novel therapies to providers;

✓              Managing third-party manufacturing arrangements;

✓              Managing global partnerships for drug distribution;

✓              Overseeing growth pharma enterprises.

The ongoing execution of Rockwell Medical’s strategy and the commercialization of Triferic will be the real driving force behind creating significant shareholder value, both today and over the long-term.  To do this effectively, Rockwell’s Board requires a specific set of skills, and importantly, alignment with our purpose.

David Domzalski has this.  Mark Ravich simply does not.

The Annual Meeting of Shareholders of Rockwell Medical to be held on June 1, 2017, is approaching.  Please take this opportunity to vote your shares.  No matter how many or how few shares you own, your vote is critical in this year’s election.

Thank you for your support!

The Rockwell Medical Board of Directors

VOTE TODAY “FOR” DAVID DOMZALSKI

ON THE WHITE PROXY CARD

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

Call 212-269-5550 or 800-844-4725

Email: Rockwell@dfking.com

VOTE ONLINE

Follow the instructions on your voting instruction form and follow the prompts

VOTE BY PHONE

Follow the instructions on your voting instruction form

Please have your control number available

VOTE BY MAIL

Sign and date the enclosed proxy card or voting instruction form and return it in the pre-paid envelope provided in this package

IMPORTANT INFORMATION

Rockwell Medical, Inc. (the “Company”) filed a definitive proxy statement in connection with its 2017 annual meeting of shareholders with the Securities and Exchange Commission on April 21, 2017.  SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION.  Shareholders are able to obtain additional copies of the Company’s definitive proxy statement, the accompanying WHITE proxy card, and any other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov.  Copies of the Company’s definitive proxy statement are also available for free by writing to Rockwell Medical, Inc., Attn: Secretary, 30142 S. Wixom Road, Wixom, Michigan, 48393.  In addition, copies of the Company’s proxy materials may be requested by contacting our proxy solicitor, D.F. King & Co., Inc. 48 Wall Street New York, NY 10005 or by calling toll-free 1-800-844-4725.

INFORMATION REGARDING PARTICIPANTS

Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of the Company’s shareholders is available in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2017.

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